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                                                                      EXHIBIT 11

                  GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES
          STATEMENTS OF COMPUTATION OF PER SHARE EARNINGS (Unaudited)
                     (Thousands, except per share amounts)



                                                                              Three Months
                                                                            Ended March 31,
                                                                      --------------------------
                                                                           1994        1993
                                                                      ------------  ------------
Income (Loss)
Income before extraordinary
  item and accounting change                                          $  56,000        $  41,000
Extraordinary item - loss from
  early retirement of debt,
  net of taxes                                                          (11,000)               -
Cumulative effect of accounting
  change, net of taxes                                                   (5,000)               -
                                                                      ---------        ---------
Net income                                                            $  40,000        $  41,000
                                                                      =========        =========

Weighted Average Shares
Common shares outstanding, net of
  restricted stock                                                       88,701           86,561

Add - shares assumed to be issued
      under long-term incentive
      (restricted stock),
      stock option and stock
      purchase plans at the
      average market price                                                  919            1,664
                                                                      ---------        ---------

Primary shares                                                           89,620           88,225
                                                                      ---------        ---------

Add - additional shares assumed to be
      issued under long-term incentive
      (restricted stock), stock option
      and stock purchase plans at
      quarter-end market price (if
      higher than average market
      price)                                                                  -                -
                                                                      ---------        ---------

Fully diluted shares                                                     89,620           88,225
                                                                      =========        =========

Income (Loss) Per Share
Income before extraordinary
  item and accounting change                                          $     .63        $     .47
Extraordinary item - loss from
  early retirement of debt,
  net of taxes                                                             (.12)               -
Cumulative effect of accounting
  change, net of taxes                                                     (.06)               -
                                                                      ---------        ---------
Net income                                                            $     .45        $     .47
                                                                      =========        =========

Income (Loss) Per Share - Primary and
 Fully Diluted
Income before extraordinary
  item and accounting change                                          $     .63        $     .46
Extraordinary item - loss from
  early retirement of debt,
  net of taxes                                                             (.12)               -
Cumulative effect of accounting
  change, net of taxes                                                     (.06)               -
                                                                      ---------        ---------
Net income                                                            $     .45        $     .46
                                                                      =========        =========

A single presentation of income (loss) per share is made on the Statements of Income because the effects of assuming issuance of common shares under long-term incentive, stock option and stock purchase plans are either antidilutive or insignificant.